SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 14, 2006

TITAN GLOBAL HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Utah	000-32847	87-0433444
(State of Incorporation)	(Commission File Number)	(IRS Employer ID)

44358 Old Warm Springs Boulevard
Fremont, California 94538
(Address of principle executive offices)

(510) 824-1200
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Copies to:
Gregory Sichenzia, Esq.
Thomas Rose, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Titan Global Holdings, Inc., its wholly owned subsidiary, Oblio Telecom, Inc., (“Oblio”), and Oblio’s subsidiary, Pinless, Inc. (“Pinless”), Farwell Equity Partners LLC (“Farwell”) and Capital Source Finance LLC (“Capital Source”) have entered into Amendment No. 5 (the “Amendment”) to the Credit and Security Agreement (the “Loan Agreement”) dated as of August 12, 2005 among Oblio, Pinless and Capital Source.

The Amendment provides for the elimination of the early termination fee in the amount of approximately $800,000 if the Capital Source loan is repaid in full prior to December 31, 2006. In connection with the Amendment, Oblio also agreed (i) to raise a minimum of $5,000,000 of additional equity or sub-debt by December 31, 2006, unless Capital Source has been repaid in full on or prior to such date, (ii) to provide certain financial reports to Capital Source, and (iii) to amend the definition of Eligible Accounts. Capital Source also agreed to waive in writing certain non-monetary defaults which occurred prior to the date of the Amendment.

Item 9.01  Financial Statements and Exhibits

Exhibit Number	Description
10.1	Amendment No. 5 to Credit and Security Agreement

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned, thereunto duly authorized.

TITAN GLOBAL HOLDINGS, INC.

By:	/s/ Bryan Chance
Bryan Chance Chief Executive Officer

Date: November 17, 2006